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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported): January 16, 2001
                                                         ----------------


                             USinternetworking, Inc.
                             -----------------------
                          (Exact Name of Registrant as
                              Specified in Charter)

                                      25737
                                      -----
                              (Commission File No.)

                                   52-2078325
                                   ----------
                                  (IRS Employer
                               Identification No.)

                                    Delaware
                                    --------
                          (State or Other Jurisdiction
                                of Incorporation)



                                  One USi Plaza
                         Annapolis, Maryland 21404-7478
                              (Address of Principal
                               Executive Offices)


                                 (410) 897-4400
                                 --------------
                             (Registrant's telephone
                          number, including area code)


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ITEM 5. OTHER EVENTS

        On January 16, 2001 USinternetworking, Inc. ("the Company"), publicly disseminated a press release announcing that the Company expects to report revenues for the fourth quarter ended December 31, 2000 of approximately $37 million. The Company expects to report an EBITDA loss of approximately $12 million. Actual results are subject to final audit. The Company also announced that, due to increasing operating efficiencies and the projected economic environment, it will reduce its work force by 11%, or approximately 150 employees.

        The foregoing description is qualified in its entirety by reference to the Registrant's Press Release dated January 16, 2001, a copy of which is attached hereto as Exhibit 99.1.


ITEM 7. EXHIBITS

        (c)    Exhibits.

               99.1       The Company's Press Release dated January 16, 2001.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


USinternetworking, Inc.



By:       /s/ William T. Price
        ----------------------------
Name:   William T. Price
Title:  Vice President, General Counsel & Secretary

Date:   January 17, 2001


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                                  EXHIBIT INDEX

*99.1   Press Release dated January 16, 2001.

---------------------------

*    Filed herewith.